Exhibit 11, 1st Quarter 1994
                                           Form 10-Q, Commission File
                                                        Number 1-3671

                      GENERAL DYNAMICS CORPORATION

           STATEMENT RE COMPUTATION OF PER SHARE EARNINGS (a)

                               (UNAUDITED)

              (Dollars in millions, except per share data)

                                                   First Quarter
                                              1994            1993
NET EARNINGS:
Continuing Operations                      $       55      $       67
Discontinued Operations:
   Loss from operations                             -            (25)
   Gain on disposal                                 -             645
                                           $       55      $      687

Weighted average common
   shares outstanding                      62,979,428      61,971,634

NET EARNINGS PER SHARE - PRIMARY:

Continuing Operations                      $      .86      $     1.06
Discontinued Operations:
   Loss from operations                             -           (.39)
   Gain on disposal                                 -           10.23
                                           $      .86      $    10.90

Common shares from above                   62,979,428      61,971,634
Assumed exercise of options
  (treasury stock method)                     690,764       1,038,030
                                           63,670,192      63,009,664

NET EARNINGS PER SHARE - FULLY DILUTED:

Continuing Operations                      $      .86      $     1.06
Discontinued Operations:
   Loss from operations                             -           (.39)
   Gain on disposal                                 -           10.23
                                           $      .86      $    10.90

Common shares from above                   62,979,428      61,971,634
Assumed exercise of options
  (treasury stock method)                     691,736       1,063.438
                                           63,671,164      63,035,072


(a) All share amounts and per share data have been adjusted to reflect the retroactive recognition of the two-for-one stock split effected in the form of a 100% stock dividend distributed on 11 April 1994 to shareholders of record on 21 March 1994.